UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 #301

Wilmington, Delaware 19801

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Item 8.01 Other Events.

On August 2, 2026, VisionWave Holdings, Inc. (the “Company” or “VisionWave”) entered into a term sheet (the “Term Sheet”) with D-Fence Electronic Fencing Systems Ltd. (“D-Fence”), an Israeli developer of artificial intelligence-powered perimeter security and electronic fencing systems, providing the framework for VisionWave’s proposed acquisition of a controlling equity interest in D-Fence. The Term Sheet is binding upon the parties only with respect to its provisions relating to exclusivity, confidentiality, expenses, governing law and termination; the remaining provisions of the Term Sheet, including those describing the structure and terms of the proposed transaction, are non-binding and are subject in all respects to the negotiation and execution of a definitive share purchase agreement (the “Definitive Agreement”).

Pursuant to the Term Sheet, VisionWave intends to acquire at least fifty-one percent (51%) of the outstanding equity interests of D-Fence in exchange for shares of VisionWave common stock. VisionWave will also receive an option, exercisable for a period of two years following the initial closing, to acquire the remaining forty-nine percent (49%) of D-Fence. The Term Sheet contemplates an implied valuation of approximately $5 million for the initial acquisition, with the remaining equity subject to an implied valuation of approximately $20 million.

The Term Sheet provides that no cash consideration will be paid to the D-Fence shareholders. VisionWave may, however, provide up to $1,000,000 per year to D-Fence in the form of a loan to fund contract execution and approved operating expenses, which D-Fence will be obligated to repay from available funds in accordance with the terms of such loan. Any shares of VisionWave common stock issued in connection with the proposed transaction are expected to be issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and/or Regulation D thereunder, and the closing of the proposed transaction will be subject to approval by the Company’s stockholders in accordance with applicable Nasdaq listing rules.

The Term Sheet also provides for a price protection mechanism pursuant to which, if within six months following the closing the price or implied valuation of the Company’s common stock is lower than the implied per-share valuation at the closing, the exchange ratio will be retroactively adjusted and the Company will issue, for no additional consideration, additional shares of common stock to the former D-Fence shareholders in an amount sufficient to preserve the total transaction value agreed upon at the closing. Any such additional issuance would result in dilution to the Company’s existing stockholders.

In addition, the Term Sheet contemplates that the Definitive Agreement will provide the D-Fence shareholders with customary registration rights, including the obligation of the Company to file a resale registration statement on Form S-1 (or Form S-3, if eligible) within 90 calendar days following the closing and to use its best efforts to cause such registration statement to be declared effective within 180 calendar days following the closing, together with one demand registration right, customary piggy-back registration rights, a lock-up of 180 days from effectiveness and customary indemnification provisions. The Term Sheet further contemplates that Uriel Bin and Max Nudelman will remain in their positions with D-Fence for a period of four years following the closing.

The Term Sheet grants the Company exclusivity through September 30, 2026 and contemplates that the Definitive Agreement will be executed no later than September 30, 2026, with the closing to occur no later than October 15, 2026, subject to extension by mutual written consent to a date no later than October 31, 2026. The Term Sheet may be terminated by either party upon written notice if the Definitive Agreement is not executed by September 30, 2026 or if any condition precedent becomes incapable of satisfaction.

The proposed transaction remains subject to, among other things:

●	completion of satisfactory legal, financial and technical due diligence;

●	negotiation and execution of a definitive Share Purchase Agreement;

●	receipt of all required corporate, shareholder and regulatory approvals, including approval by the Company’s stockholders in accordance with applicable Nasdaq listing rules;

●	the condition that no single D-Fence shareholder own more than 19.99% of the Company’s outstanding common stock at the closing;

●	satisfaction of customary closing conditions; and

●	the absence of any material adverse change affecting D-Fence.

There can be no assurance that the parties will execute the Definitive Agreement or that the proposed transaction will be consummated on the terms described in the Term Sheet, or at all. Other than in respect of the Term Sheet, there is no material relationship between the Company or its affiliates and D-Fence or its shareholders.

The Company believes the proposed acquisition would strengthen VisionWave’s expanding defense technology portfolio by adding D-Fence’s artificial intelligence-powered perimeter intrusion detection and electronic fencing systems serving military, airport, transportation, border security, energy, and critical infrastructure markets.

The foregoing description of the Term Sheet is qualified in its entirety by reference to the complete Term Sheet, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On August 5, 2026, the Company issued a press release announcing the execution of the Term Sheet described in Item 1.01 of this Current Report and providing additional information regarding the strategic rationale for the proposed acquisition.

A copy of the press release is furnished as Exhibit 99.2 to this Current Report.

The information contained in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the proposed acquisition of D-Fence, anticipated benefits of the proposed transaction, expected timing, future operations, anticipated market opportunities and other future events.

These forward-looking statements are subject to numerous risks and uncertainties, including, without limitation, the parties’ ability to complete due diligence, negotiate and execute definitive agreements, obtain required approvals, satisfy closing conditions, the risk that the Term Sheet may be terminated and that the Definitive Agreement may not be executed, the possibility that the price protection mechanism described above could require the issuance of additional shares of common stock and result in dilution to the Company’s stockholders, successfully integrate the business, realize anticipated synergies and other risks disclosed in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and in its subsequent filings with the Securities and Exchange Commission. Actual results may differ materially from those expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements except as required by applicable law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Term Sheet, dated August 2, 2026, by and between VisionWave Holdings, Inc. and D-Fence Electronic Fencing Systems Ltd.
99.2	Press Release, dated August 5, 2026, announcing the execution of the Term Sheet and the proposed acquisition of D-Fence.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

VISIONWAVE HOLDINGS, INC.

By: /s/ Douglas Davis
Name: Douglas Davis
Title: Chief Executive Officer